Exhibit 1.1

AMENDMENT NO. 1 TO

ATM EQUITY OFFERING SALES AGREEMENT
DATED MARCH 1, 2022

 among

ACADIA REALTY TRUST,
ACADIA REALTY LIMITED PARTNERSHIP

and

BofA Securities, Inc.

BARCLAYS CAPITAL INC.

Citigroup Global Markets Inc.

Goldman Sachs & Co. LLC

Jefferies LLC
J.P. Morgan Securities LLC

TD SECURITIES (USA) LLC

TRUIST SECURITIES, Inc.

Wells Fargo Securities, LLC,

as agents

and

Bank of America, N.A.

BARCLAYS BANK PLC

CITIBANK, N.A.

Goldman Sachs & Co. LLC

Jefferies LLC
JPMorgan Chase Bank, National Association

THE TORONTO-DOMINION BANK

TRUIST BANK
Wells Fargo Bank, National Association,

AS FORWARD PURCHASERS

JANUARY 9, 2024

AMENDMENT NO. 1 TO ATM EQUITY OFFERING SALES AGREEMENT

AMENDMENT NO. 1, dated as of January 9, 2024 (“Amendment No. 1”), by and among Acadia Realty Trust, a Maryland real estate investment trust (the “Company”), Acadia Realty Limited Partnership, a Delaware limited partnership (the “Partnership”), BofA Securities, Inc., Barclays Capital Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Jefferies LLC, J.P. Morgan Securities LLC, TD Securities (USA) LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC, each as sales agent, principal and/or forward seller (in such capacity, each an “Agent,” and together, the “Agents”) and Bank of America, N.A., Barclays Bank PLC, Citibank, N.A., Goldman Sachs & Co. LLC, Jefferies LLC, JPMorgan Chase Bank, National Association, The Toronto-Dominion Bank, Truist Bank and Wells Fargo Bank, National Association, each as forward purchaser (in such capacity, each a “Forward Purchaser,” and together, the “Forward Purchasers”) to that certain ATM Equity Offering Sales Agreement, dated March 1, 2022 (the “Agreement”).

W I T N E S S E T H:

WHEREAS, the parties hereto are parties to the Agreement;

WHEREAS, the Company, the Partnership, the Agents and the Forward Purchasers wish to amend the Agreement to modify certain defined terms set forth in the Agreement and used therein and for certain other administrative matters, with effect on and after January 9, 2024 (the “Effective Date”); and

WHEREAS, this Amendment No. 1 shall constitute an amendment to the Agreement, which shall remain in full force and effect as amended by this Amendment.

NOW, THEREFORE, in consideration of the mutual agreement to amend the Agreement, the parties hereto, intending legally to be bound, hereby amend and modify the Agreement as of the date hereof as follows:

Section 1.      Definitions.

Unless otherwise specified herein, capitalized terms used herein shall have the respective meanings assigned thereto in the Agreement.

Section 2.      Representation and Warranty.

Each of the Company and the Partnership, jointly and severally, represent and warrant to the Agents and the Forward Purchasers that this Amendment No. 1 has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company and the Partnership.

Section 3.      Amendment of the Agreement.

(a)            On and after the Effective Date, the references to “Registration Statement” shall refer to the registration statement on Form S-3 (File No. 333-275356) filed by the Company with the Commission on November 7, 2023, that became effective upon such filing in accordance with Rule 462(e) of the Securities Act Regulations, including the exhibits and any schedules thereto, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act.

(b)            On and after the Effective Date, the references to: (i) “Base Prospectus” shall refer to the base prospectus dated November 6, 2023 filed as part of the Registration Statement, as amended, in the form first furnished by the Company to the Agents for use in connection with the offering of the Shares, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at the Applicable Time; (ii) “Prospectus Supplement” shall refer to the most recent prospectus supplement relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) of the Securities Act Regulations, in the form first furnished by the Company to the Agents for use in connection with the offering of the Shares, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at the Applicable Time; and (iii) “Prospectus” in the Agreement shall refer to the Base Prospectus and the Prospectus Supplement.

(c)            Notwithstanding anything to the contrary contained herein, this Amendment No. 1 shall not have any effect on offerings or sales of Shares that occurred prior to the Effective Date or on the terms of the Agreement, and the rights and obligations of the parties thereunder, insofar as they relate to such offerings or sales, including, without limitation, the representations, warranties and agreements (including the indemnification and contribution provisions), as well as the definitions of “Registration Statement,” “Base Prospectus,” “Prospectus Supplement” and “Prospectus,” contained in the Agreement.

(d)            On and after the Effective Date, Section 1(i) of the Agreement is deleted in its entirety and replaced with the following:

“(i)      (a) BDO USA, P.C., which delivered its audit report with respect to the consolidated financial statements of the Company, including the related notes and schedules, if any, thereto (collectively, the “Financial Statements”), filed with the Commission and included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the Securities Act, the Exchange Act and the rules and regulations of the Public Company Accounting Oversight Board and (b) Deloitte & Touche LLP, is an independent registered public accounting firm as required by the Securities Act, the Exchange Act and the rules and regulations of the Public Company Accounting Oversight Board.”

(e)            On and after the Effective Date, Section 3(l) of the Agreement is deleted in its entirety and replaced with the following:

“(l)      Upon commencement of the offering of Shares under this Agreement, and at the time Shares are delivered to the Agents as principal on a Settlement Date, and promptly after each other Representation Date, the Company will cause BDO USA, P.C. and Deloitte & Touche LLP, or other independent accountants reasonably satisfactory to the Agents and the Forward Purchasers, to furnish to the Agents and the Forward Purchasers letters, dated the date of effectiveness of such amendment or the date of filing of such supplement or other document with the Commission, as the case may be, in form reasonably satisfactory to the Agents, the Forwards Purchasers and their counsel, of the same tenor as the letters referred to in Section 6(g) of this Agreement, but modified as necessary to relate to the Registration Statement, the Disclosure Package and the Prospectus, as amended and supplemented, or to the document incorporated by reference into the Prospectus, to the date of such letters. As used in this paragraph, to the extent there shall be an Applicable Time on or following the applicable Representation Date, “promptly” shall be deemed to be on or prior to the next succeeding Applicable Time. For the avoidance of doubt, so long as a placement notice issued by the Company is not presently outstanding, the Company shall not be required to deliver the information required under this subsection; the information required hereunder is only required to be delivered prior to the next issuance of a placement notice. The Company’s right to send a placement notice following a Representation Date shall be conditioned upon the Agents’ and the Forward Purchasers’ receipt of the deliverables required under this subsection.”

(f)            On and after the Effective Date, Section 6(g) of the Agreement is deleted in its entirety and replaced with the following:

“At the dates specified in Section 3(l) of this Agreement (including, without limitation, on every Request Date), BDO USA, P.C. and Deloitte & Touche LLP, the independent accountants of the Company who have certified the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, shall have furnished to the Agents and the Forward Purchasers letters dated as of the date of delivery thereof and addressed to the Agents and the Forward Purchasers each in form and substance reasonably satisfactory to the Agents and the Forward Purchasers and their counsel, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to agents and underwriters with respect to the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus.

(g)            On and after the Effective Date, all references to “BDO USA LLP” in the Agreement shall refer to “BDO USA, P.C.”

Section 4.      Parties. TD Securities (USA) LLC joins the Agreement, along with the other Agents, in its capacity as sales agent, principal and/or forward seller, and The Toronto-Dominion Bank joins the Agreement in its capacity as a forward purchaser.

All statements, requests, notices and agreements hereunder shall be in writing, and if to TD Securities (USA) LLC, as Agent, or The Toronto-Dominion Bank, as Forward Purchaser, as applicable, shall be delivered or sent by mail, telex or facsimile transmission to:

TD Securities (USA) LLC

1 Vanderbilt Avenue, New York, NY 10017

Attention: Equity Capital Markets

Email:	USTransactionAdvisory@tdsecurities.com; bradford.limpert@tdsecurities.com; michelle.martinelli@tdsecurities.com

The Toronto-Dominion Bank

c/o TD Securities (USA) LLC, as agent

1 Vanderbilt Avenue, New York, NY 10017

Attention: Global Equity Derivatives

Email:	TDUSA-GEDUSInvestorSolutionsSales@tdsecurities.com;
bradford.limpert@tdsecurities.com; vanessa.simonetti@tdsecurities.com;
christopher.obalde@tdsecurities.com

Section 5.      Governing Law. THIS AMENDMENT NO. 1, AND ALL MATTERS ARISING OUT OF OR RELATING TO THIS AMENDMENT NO. 1, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS PRINCIPLES OF CONFLICTS OF LAWS.

Section 6.      Entire Agreement. This Amendment No. 1 and the Agreement as further amended hereby contain the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. Except as further amended hereby, all of the terms of the Agreement shall remain in full force and effect and are hereby confirmed in all respects.

Section 7.      Execution in Counterparts. This Amendment No. 1 may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 8.      Headings. The headings of the paragraphs herein are for convenience only. Such headings do not form a part hereof and are not intended to modify, interpret or construe the meaning of this Amendment No. 1.

[Signature pages follow.]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Agents, the Forward Purchasers and the Company in accordance with its terms.

Very truly yours,

ACADIA REALTY TRUST

By:	/s/ Jason Blacksberg
Name:	Jason Blacksberg
Title:	Executive Vice President and Chief Legal Officer

ACADIA REALTY LIMITED PARTNERSHIP

By:	ACADIA REALTY TRUST
Its sole general partner

By:	/s/ Jason Blacksberg
Name:	Jason Blacksberg
Title:	Executive Vice President and Chief Legal Officer

[Signature Page to Amendment No. 1 to ATM Sales Agreement]

Accepted as of the date hereof:

BOFA SECURITIES, INC.			CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Hicham Hamdouch		By:	/s/ Kase Lawal
	Name:	Hicham Hamdouch		Name:	Kase Lawal
	Title:	Managing Director		Title:	Director

GOLDMAN SACHS & CO. LLC			JEFFERIES LLC

By:	/s/ Ryan Cunn		By:	/s/ Donald Lynaugh
	Name:	Ryan Cunn		Name:	Donald Lynaugh
	Title:	Managing Director		Title:	Managing Director

J.P. Morgan Securities LLC			TD SECURITIES (USA) LLC

By:	/s/ Brett Chalmers		By:	/s/ Brad Limpert
	Name:	Brett Chalmers		Name:	Brad Limpert
	Title:	Executive Director		Title:	Managing Director

TRUIST SECURITIES, INC.			WELLS FARGO SECURITIES, LLC

By:	/s/ Geoffrey Fennel		By:	/s/ Elizabeth Alvarez
	Name:	Geoffrey Fennel		Name:	Elizabeth Alvarez
	Title:	Director		Title:	Managing Director

[Signature Page to Amendment No. 1 to ATM Sales Agreement]

As Agents

Accepted as of the date hereof:

Bank of America, N.A.			CITIBANK, N.A.

By:	/s/ Rohan Handa		By:	/s/ Eric Natelson
	Name:	Rohan Handa		Name:	Eric Natelson
	Title:	Managing Director		Title:	Authorized Signatory

GOLDMAN SACHS & CO. LLC			JEFFERIES LLC

By:	/s/ Ryan Cunn		By:	/s/ Donald Lynaugh
	Name:	Ryan Cunn		Name:	Donald Lynaugh
	Title:	Managing Director		Title:	Managing Director

JPMorgan Chase Bank, National Association			The Toronto-Dominion Bank

By:	/s/ Brett Chalmers		By:	/s/ Vanessa Simonetti
	Name:	Brett Chalmers		Name:	Vanessa Simonetti
	Title:	Executive Director		Title:	Managing Director

TRUIST BANK			Wells Fargo Bank, National Association

By:	/s/ Michael Collins		By:	/s/ Elizabeth Alvarez
	Name:	Michael Collins		Name:	Elizabeth Alvarez
	Title:	Managing Director		Title:	Managing Director

As Forward Purchasers, solely as the recipients and/or beneficiaries of certain representations, warranties, covenants and indemnities set forth in the Agreement and this Amendment No. 1.

[Signature Page to Amendment No. 1 to ATM Sales Agreement]

Accepted as of the date hereof:

BARCLAYS CAPITAL INC.

By:	/s/ Warren Fixmer
	Name:	Warren Fixmer
	Title:	Managing Director

As Agent

BARCLAYS BANK PLC

By:	/s/ Warren Fixmer
	Name:	Warren Fixmer
	Title:	Managing Director

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in the Agreement and this Amendment No. 1.

[Signature Page to Amendment No. 1 to ATM Sales Agreement]